December 20, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Logic Devices, Inc. dated December 20, 2000, insofar as they relate to our firm.

Very truly yours,


/s/ BDO Seidman, LLP
San Francisco, California